Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports First Quarter Results;
Delivers Record First Quarter Sales and 4.5% Comparable Sales Growth
– Delivers Double-Digit EBT Margin of 11.0% and Non-GAAP EBT Margin of 11.4% –
– Reaffirms 2025 Outlook for Comp Sales and EPS (A) –
●Delivered earnings per diluted share of $3.24 and non-GAAP earnings per diluted share of $3.37, compared to $3.30 during the prior year quarter, a period in which there were no non-GAAP adjustments
●Opened two new House of Sport locations and four new DICK'S Field House locations during the first quarter
●Continues to expect full year 2025 comparable sales growth to be in the range of 1.0% to 3.0% and full year 2025 earnings per diluted share to be in the range of $13.80 to 14.40 (A)
●Announced plan to acquire Foot Locker to create a global leader in the sports retail industry

"As you see in our first quarter results, we’re proud of the strong position we’re in today and incredibly excited about the future. Earlier this month, we announced our plans to acquire Foot Locker, a move that represents a truly exciting and transformational moment for DICK’S. For many years we’ve admired Foot Locker’s brand and the powerful community they've built in sneaker culture. By bringing our two great brands together, we see the opportunity to create a global leader in the sports retail industry by serving a broader set of athletes."
Ed Stack, Executive Chairman
"We are very pleased with our first quarter results. Our performance demonstrates the momentum and strength of our long-term strategies and the consistency of our execution. Our Q1 comps increased 4.5% driven by growth in both average ticket and in transactions and this was our fifth straight quarter with comps over 4.0%. Our first quarter gross margin expanded and we delivered non-GAAP EPS ahead of the prior year. We are reaffirming our 2025 outlook, which reflects our strong start to the year and confidence in our strategies and operational strength while still acknowledging the dynamic macroeconomic environment."
     Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, May 28, 2025 - DICK'S Sporting Goods, Inc. (NYSE: DKS), a leading U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the first quarter ended May 3, 2025.

First Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended		Change (7)
	May 3, 2025	May 4, 2024
Net sales	$3,175	$3,018	$156	5.2%
Comparable sales (1)	4.5%	5.3%
Income before income taxes (% of net sales) (2)	11.0%	11.3%	(39) bps
Non-GAAP income before income taxes (% of net sales) (2) (3)	11.4%	11.3%	5 bps
Effective tax rate	24.0%	19.6%	441 bps
Net income	$264	$275	$(11)	(4)%
Non-GAAP net income (3)	$275	$275	$(1)	—%
Earnings per diluted share	$3.24	$3.30	$(0.06)	(2)%
Non-GAAP earnings per diluted share (3)	$3.37	$3.30	$0.07	2%
(A)Outlook does not include acquisition-related costs, investment losses or results from the recently announced plan to acquire Foot Locker. Please see the section of this document titled "Full Year 2025 Outlook" for more information.

Balance Sheet (in millions)	As of May 3, 2025	As of May 4, 2024	$ Change (7)	% Change (7)
Cash and cash equivalents	$1,036	$1,649	$(613)	(37)%
Inventories, net	$3,569	$3,201	$368	12%
Total debt (4)	$1,484	$1,483	$1	—%

Capital Allocation (in millions)	13 Weeks Ended		$ Change (7)	% Change (7)
	May 3, 2025	May 4, 2024
Share repurchases (5)	$299	$114	$185	163%
Dividends paid (6)	$100	$94	$6	6%
Gross capital expenditures	$265	$158	$107	68%
Net capital expenditures (3)	$242	$126	$116	92%

Notes
(1)Beginning in fiscal 2025, we revised our method for calculating comparable sales to include Warehouse Sale stores beginning in the stores' 14th full month of operations, similar to our other store locations. Prior year information has been revised to reflect this change for comparability purposes. See additional details as furnished in Exhibit 99.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2025.
(2)Also referred to by management as earnings before income taxes ("EBT").
(3)For additional information, see GAAP to non-GAAP reconciliations included in tables later in the release under the heading "GAAP to Non-GAAP Reconciliations." In the fiscal 2024 period, there were no non-GAAP adjustments to reported EBT margin, net income or earnings per diluted share.
(4)The Company had no outstanding borrowings under its revolving credit facility in 2025 and 2024.
(5)During the 13 weeks ended May 3, 2025, the Company repurchased 1.4 million shares of its common stock under its previously announced share repurchase program at an average price of $218.65 per share, for a total cost of $298.7 million. The Company has $212.9 million remaining under this authorization as of May 3, 2025. The Company also paid $5 million during fiscal 2025 for shares repurchased during fiscal 2024.
(6)The Company declared and paid quarterly dividends of $1.2125 per share in fiscal 2025 and $1.10 per share in fiscal 2024.
(7)Column may not recalculate due to rounding.

Quarterly Dividend
On May 27, 2025, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.2125 per share on the Company's common stock and Class B common stock. The dividend is payable in cash on June 27, 2025 to stockholders of record at the close of business on June 13, 2025.

Agreement to Acquire Foot Locker
On May 15, 2025, the Company announced that it entered into a definitive merger agreement to acquire Foot Locker, Inc., a leading footwear and apparel retailer. Under the terms of the merger agreement, Foot Locker shareholders will elect to receive either (i) $24.00 in cash or (ii) 0.1168 shares of DICK’S Sporting Goods common stock for each share of Foot Locker common stock, for a total equity value of approximately $2.4 billion and an enterprise value of approximately $2.5 billion. The completion of the acquisition is subject to Foot Locker shareholder approval and other customary closing conditions, including regulatory approvals, and is expected to close in the second half of 2025. The Company intends to finance the acquisition through a combination of cash-on-hand, revolving borrowings and other new debt, to the degree Foot Locker shareholders do not elect to receive their consideration entirely in shares of the Company's common stock.

Full Year 2025 Outlook (1)
The Company's Full Year Outlook for 2025 presented below does not include acquisition-related costs, investment losses or results from the recently announced plan to acquire Foot Locker:

Metric	2025 Outlook
Earnings per diluted share	●$13.80 to 14.40 ○Based on approximately 81 million diluted shares outstanding ○Based on an effective tax rate of approximately 24% ○Includes the expected impact from all tariffs currently in effect
Net sales	●$13.6 billion to 13.9 billion
Comparable sales	●Positive 1.0% to positive 3.0%
Capital expenditures	●Approximately $1.2 billion on a gross basis ●Approximately $1.0 billion on a net basis

(1)Please see the section of this document titled "Non-GAAP Financial Measures" for more information.

Store Count and Square Footage
The following table summarizes store activity for fiscal 2025:

	Beginning Stores	New Stores	Closed Stores	Relocated / Converted (5)	Ending Stores	(in millions) Square Footage (6) (7)
						Beginning	Ending
DICK'S Sporting Goods (1)
DICK'S (2)	677	—	(2)	(5)	670	36.3	35.9
DICK'S Field House (2)	27	1	—	3	31	1.6	1.8
DICK'S House of Sport	19	—	—	2	21	2.2	2.5
Total DICK'S Sporting Goods	723	1	(2)	—	722	40.1	40.1

Other Specialty Concepts (1)
Golf Galaxy (3)	109	1	—	—	110	2.4	2.4
Going Going Gone! (4)	50	2	(2)	—	50	2.2	2.3
Other	3	—	—	—	3	0.1	0.1
Total Other Specialty Concepts	162	3	(2)	—	163	4.8	4.8
Total (4)	885	4	(4)	—	885	44.8	45.0
(1)In some markets, we operate DICK’S Sporting Goods stores adjacent to our specialty concept stores on the same property with a pass-through for our athletes. We refer to this format as a “combo store” and include combo store openings within both the DICK’S Sporting Goods and specialty concept store reconciliations, as applicable. As of May 3, 2025, the Company operated 14 combo stores.
(2)Beginning store count and square footage were updated to reflect one DICK’S Field House location that opened in fiscal 2024, which was previously reflected as a DICK’S store.
(3)As of May 3, 2025, includes 27 Golf Galaxy Performance Centers, with three new openings during fiscal 2025, two of which were conversions of prior Golf Galaxy store locations.
(4)Beginning store count and square footage were updated to reflect Warehouse Sale locations as described in the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2025. As of February 2, 2025, beginning amounts now include 29 Warehouse Sale locations and 1.3 million of related square footage.
(5)Reflects stores converted between concept or prototype through store relocations or remodels as part of the Company's strategy to reposition its store portfolio. Including stores that converted between concepts, the Company relocated three stores during the current year period.
(6)Includes square footage as of May 3, 2025 related to five Public Lands store closures as we plan to convert three into DICK'S House of Sport and two into DICK'S Field House stores during fiscal 2025.
(7)Columns may not recalculate due to rounding.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results for the first quarter in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results for that quarter that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating margin (also referred to as non-GAAP EBIT margin), non-GAAP EBT margin, non-GAAP net income, non-GAAP earnings per diluted share and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to its deferred compensation plans enables investors to better understand its selling, general and administrative expense trends by excluding non-cash changes in our deferred compensation plan investment fair values from market fluctuations that are offset within other income. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to full-year 2025 outlook and guidance, including earnings per diluted share, net sales, comparable sales and capital expenditures, in each case presented herein on a non-GAAP basis due to the exclusion of acquisition-related costs, investment losses and results from the recently announced plan to acquire Foot Locker, is not available without unreasonable effort due to high variability, complexity and uncertainty involved in forecasting and quantifying certain amounts with respect to and resulting from the planned acquisition that are necessary for such reconciliations. For those reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. Any statements about DICK’S Sporting Goods, Inc.’s (“DICK’S Sporting Goods”), Foot Locker, Inc.’s (“Foot Locker”) or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time, many of which may be beyond DICK’S Sporting Goods’, Foot Locker’s and the combined company’s control. DICK’S Sporting Goods’, Foot Locker’s and the combined company’s future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance and growth opportunities, including 2025 guidance, continued comp growth, strategic investments and square footage expansion, and improved gross margin; the benefits of the combination of DICK’S Sporting Goods and Foot Locker (the “Transaction”), future financial and operating results and the combined company’s plans, objectives, expectations, intentions, growth strategies and culture and other statements that are not historical facts.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to, current macroeconomic conditions, including prolonged inflationary pressures, potential changes to international trade relations, geopolitical conflicts and adverse changes in consumer disposable income; supply chain constraints, delays and disruptions; fluctuations in product costs and availability due to tariffs, currency exchange rate fluctuations, fuel price uncertainty and labor shortages; changes in consumer demand for products in certain categories and consumer lifestyle changes; intense competition in the sporting goods industry; the overall success of DICK’S Sporting Goods’, Foot Locker’s and the combined company’s strategic plans and initiatives; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s vertical brand strategy and plans; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s ability to optimize their respective distribution and fulfillment networks to efficiently deliver merchandise to their stores and the possibility of disruptions; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s dependence on suppliers, distributors, and manufacturers to provide sufficient quantities of quality products in a timely fashion; the potential impacts of unauthorized use or disclosure of sensitive or confidential customer, employee, vendor or other information; the risk of problems with DICK’S Sporting Goods’, Foot Locker’s and the combined company’s information systems, including e-commerce platforms, and any associated disruptions to operations; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s ability to attract and retain customers, executive officers and employees; our investments in GameChanger, our sports technology platform, DICK'S Media Network, and other technology to enhance our store fulfillment, in-store pickup and other foundational capabilities; potential reputational harm; our athlete experiences and associated costs, innovation, liability and competition associated with our specialty stores and vertical brands; increasing labor costs; the effects of the performance of professional sports teams within DICK’S Sporting Goods’, Foot Locker’s and the combined company’s core regions of operations; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s ability to control expenses and manage inventory shrink; the seasonality of certain categories of DICK’S Sporting Goods’, Foot Locker’s and the combined company’s operations and weather-related risks; changes in applicable tax laws, regulations, treaties, interpretations and other guidance; product safety and labeling concerns; the projected range of capital expenditures of DICK’S Sporting Goods, Foot Locker and the combined company, including costs associated with new store development, relocations and remodels and investments in technology; plans to return capital to stockholders through dividends and share repurchases, if any; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s ability to meet market expectations; the influence of DICK’S Sporting Goods’ Class B common stockholders and associated possible scrutiny and public pressure; compliance and litigation risks, including changing rules, regulations and expectations related to environmental, social and governance matters and various types of litigation and other claims and sufficient insurance with respect thereto; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s ability to protect their respective intellectual property rights or respond to claims of infringement by third parties; the availability of adequate capital; obligations and other provisions related to DICK’S Sporting Goods’, Foot Locker’s and the combined company’s indebtedness; DICK’S Sporting Goods’, Foot Locker’s and the combined company’s future results of operations and financial condition; the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the Transaction; the outcome of any legal proceedings that may be instituted against DICK’S Sporting Goods or Foot Locker, including with respect to the Transaction; the possibility that the Transaction does not close when expected or at all because required regulatory or shareholder approvals or other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the benefits from the Transaction, including anticipated cost synergies, may not be fully realized or may take longer to realize than expected; the ability to promptly and effectively integrate the businesses of DICK’S Sporting Goods and Foot Locker following the closing of the Transaction; the dilution caused by the issuance of shares of DICK’S Sporting Goods common stock in the Transaction; the possibility that a Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the terms of the debt financing incurred in connection with the Transaction; reputational risk and potential adverse reactions of DICK’S Sporting Goods’ or Foot Locker’s customers, employees or other business partners; and the diversion of DICK’S Sporting Goods’ and Foot Locker’s management’s attention and time from ongoing business operations and opportunities due to the Transaction. These factors are not necessarily all of the factors that could cause DICK’S Sporting Goods’, Foot Locker’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm DICK’S Sporting Goods’, Foot Locker’s or the combined company’s results.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2025. We operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for the Company to predict all such risk factors. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

Additional Information about the Merger and Where to Find It
In connection with the Transaction, DICK’S Sporting Goods intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement of Foot Locker that also constitutes a prospectus for the shares of DICK’S Sporting Goods common stock to be offered in the Transaction. Each of DICK’S Sporting Goods and Foot Locker may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the proxy statement/prospectus or registration statement or any other document that DICK’S Sporting Goods or Foot Locker may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to shareholders of Foot Locker. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT DICK’S SPORTING GOODS, FOOT LOCKER, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about DICK’S Sporting Goods, Foot Locker and the Transaction once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by DICK’S Sporting Goods will be available free of charge on DICK’S Sporting Goods’ website at https://investors.dicks.com. Copies of the documents filed with the SEC by Foot Locker will be available free of charge on Foot Locker’s website at https://investors.footlocker-inc.com.
Participants in the Solicitation
DICK’S Sporting Goods, Foot Locker and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information about the directors and executive officers of DICK’S Sporting Goods is set forth in DICK’S Sporting Goods’ proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on May 2, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001089063/000108906325000054/dks-20250501.htm, under the headings “Corporate Governance,” “Director Compensation,” “Executive Compensation,” “Transactions with Related Persons” and “Stock Ownership,” DICK’S Sporting Goods’ Annual Report on Form 10-K for the fiscal year ended February 1, 2025, which was filed with the SEC on March 27, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1089063/000108906325000012/dks-20250201.htm, and to the extent holdings of DICK’S Sporting Goods securities by its directors or executive officers have changed since the amounts set forth in DICK’S Sporting Goods’ proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4, which are filed with the SEC. Information about the directors and executive officers of Foot Locker is set forth in Foot Locker’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 10, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/850209/000110465925033769/tm2425908-3_def14a.htm, under the headings “Governance,” “Director Compensation,” “Executive Compensation” and “Shareholder Ownership,” Foot Locker’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, which was filed with the SEC on March 27, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/850209/000143774925009620/floc20241213_10k.htm, and to the extent holdings of Foot Locker securities by its directors or executive officers have changed since the amounts set forth in Foot Locker’s proxy statement for its 2025 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership on Form 4, which are filed with the SEC.
Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by DICK’S Sporting Goods and Foot Locker will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by DICK’S Sporting Goods will be available free of charge on DICK’S Sporting Goods’ website at https://investors.dicks.com and those filed by Foot Locker will be available free of charge on Foot Locker’s website at https://investors.footlocker-inc.com.

Conference Call Info
The Company will host a conference call today at 8:00 a.m. Eastern Time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omni-channel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.

Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Instagram, TikTok, Facebook and X.

Contacts:

Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	May 3, 2025	% of Sales (1)	May 4, 2024	% of Sales

Net sales	$3,174,677	100.00%	$3,018,383	100.00%
Cost of goods sold, including occupancy and distribution costs	2,009,591	63.30	1,923,090	63.71

GROSS PROFIT	1,165,086	36.70	1,095,293	36.29

Selling, general and administrative expenses	785,528	24.74	743,399	24.63
Pre-opening expenses	13,442	0.42	21,095	0.70

INCOME FROM OPERATIONS	366,116	11.53	330,799	10.96

Interest expense	12,138	0.38	13,835	0.46
Other expense (income)	6,256	0.20	(25,392)	(0.84)

INCOME BEFORE INCOME TAXES	347,722	10.95	342,356	11.34

Provision for income taxes	83,434	2.63	67,061	2.22

NET INCOME	$264,288	8.32%	$275,295	9.12%

EARNINGS PER COMMON SHARE:
Basic	$3.33		$3.42
Diluted	$3.24		$3.30

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	79,341		80,582
Diluted	81,478		83,346

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	May 3, 2025	May 4, 2024	February 1, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,035,889	$1,649,077	$1,689,940
Accounts receivable, net	256,554	157,855	214,250
Income taxes receivable	4,138	3,738	4,920
Inventories, net	3,569,353	3,201,148	3,349,830
Prepaid expenses and other current assets	164,892	149,948	158,767
Total current assets	5,030,826	5,161,766	5,417,707

Property and equipment, net	2,268,866	1,750,634	2,069,914
Operating lease assets	2,396,687	2,262,793	2,367,317
Intangible assets, net	58,598	56,591	58,598
Goodwill	245,857	245,857	245,857
Deferred income taxes	29,510	25,746	52,684
Other assets	404,238	201,608	246,617
TOTAL ASSETS	$10,434,582	$9,704,995	$10,458,694

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,542,749	$1,476,444	$1,497,743
Accrued expenses	629,484	616,947	653,324
Operating lease liabilities	496,129	485,854	503,236
Income taxes payable	83,489	102,356	30,718
Deferred revenue and other liabilities	360,568	340,572	395,041
Total current liabilities	3,112,419	3,022,173	3,080,062
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Senior notes	1,484,462	1,483,496	1,484,217
Long-term operating lease liabilities	2,587,597	2,336,845	2,500,307
Other long-term liabilities	197,710	175,215	195,844
Total long-term liabilities	4,269,769	3,995,556	4,180,368
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	556	570	567
Class B common stock	236	236	236
Additional paid-in capital	1,483,461	1,448,098	1,495,329
Retained earnings	6,559,483	5,773,338	6,392,513
Accumulated other comprehensive loss	(430)	(389)	(755)
Treasury stock, at cost	(4,990,912)	(4,534,587)	(4,689,626)
Total stockholders' equity	3,052,394	2,687,266	3,198,264
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,434,582	$9,704,995	$10,458,694

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	13 Weeks Ended
	May 3, 2025	May 4, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$264,288	$275,295
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97,860	91,477
Amortization of deferred financing fees and debt discount	589	580
Deferred income taxes	23,174	12,100
Stock-based compensation	19,180	17,257
Other, net	17,730	100
Changes in assets and liabilities:
Accounts receivable	(22,061)	(29,146)
Inventories	(219,523)	(352,351)
Prepaid expenses and other assets	(19,682)	(22,918)
Accounts payable	57,098	192,488
Accrued expenses	(53,348)	7,563
Income taxes payable / receivable	53,553	48,218
Construction allowances provided by landlords	22,776	31,369
Deferred revenue and other liabilities	(30,516)	(21,798)
Operating lease assets and liabilities	(33,072)	(18,515)
Net cash provided by operating activities	178,046	231,719
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(264,725)	(157,525)
Other investing activities	(120,968)	(474)
Net cash used in investing activities	(385,693)	(157,999)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	61	12,293
Minimum tax withholding requirements	(31,106)	(30,300)
Cash paid for treasury stock	(303,671)	(108,629)
Cash dividends paid to stockholders	(99,921)	(94,395)
Decrease in bank overdraft	(12,092)	(4,772)
Net cash used in financing activities	(446,729)	(225,803)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	325	(60)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(654,051)	(152,143)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,689,940	1,801,220
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,035,889	$1,649,077

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(dollars in thousands, except per share amounts)

	13 Weeks Ended May 3, 2025

	Selling, general and administrative expenses	Income from operations (3)	Other expense (income)	Income before income taxes	Net income (4)	Earnings per diluted share
GAAP Basis	$785,528	$366,116	$6,256	$347,722	$264,288	$3.24
% of Net Sales	24.74%	11.53%	0.20%	10.95%	8.32%
Investment losses (1)	—	—	(13,880)	13,880	10,271
Deferred compensation plan adjustments (2)	5,708	(5,708)	(5,708)	—	—
Non-GAAP Basis	$791,236	$360,408	$(13,332)	$361,602	$274,559	$3.37
% of Net Sales	24.92%	11.35%	(0.42)%	11.39%	8.65%
(1)Includes non-cash losses from non-operating investment in Foot Locker equity securities.
(2)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(3)Also referred to by management as earnings before interest, other expense or income and income taxes ("EBIT").
(4)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximates the Company's blended tax rate.

	13 Weeks Ended May 4, 2024

	Selling, general and administrative expenses	Income from operations (2)	Other expense (income)	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$743,399	$330,799	$(25,392)	$342,356	$275,295	$3.30
% of Net Sales	24.63%	10.96%	(0.84)%	11.34%	9.12%
Deferred compensation plan adjustments (1)	(3,747)	3,747	3,747	—	—
Non-GAAP Basis	$739,652	$334,546	$(21,645)	$342,356	$275,295	$3.30
% of Net Sales	24.50%	11.08%	(0.72)%	11.34%	9.12%
(1)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(2)Also referred to by management as earnings before interest, other expense or income and income taxes ("EBIT").

Gross Capital Expenditures to Net Capital Expenditures Reconciliation
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of construction allowances.

	13 Weeks Ended
	May 3, 2025	May 4, 2024
Gross capital expenditures	$(264,725)	$(157,525)
Construction allowances provided by landlords	22,776	31,369
Net capital expenditures	$(241,949)	$(126,156)